As filed with the Securities and Exchange Commission on June 29, 2026

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RELIANCE GLOBAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	46-3390293
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Reliance Global Group, Inc.

300 Blvd. of the Americas, Suite 105

Lakewood, New Jersey 08701

(Address of principal executive offices, including zip code)

Reliance Global Group, Inc. 2025 Equity Incentive Plan

(Full title of the plan)

Ezra Beyman

Chief Executive Officer

300 Blvd. of the Americas, Suite 105

Lakewood, New Jersey 08701

(732) 380-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Morris C. Zarif, Esq.

Zarif Law Group P.C.

808 Springwood Avenye, Suite 110

Asbury Park, NJ 07712

(732) 755-0146

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Reliance Global Group, Inc. (the “Registrant”) to register 350,000 additional shares of common stock, par value $0.086 per share (the “Common Stock”), issuable under the Reliance Global Group, Inc. 2025 Equity Incentive Plan, as amended (the “Plan”). On May 6, 2026, the Registrant’s stockholders approved an amendment to the Plan increasing the number of shares of Common Stock authorized for issuance thereunder by 350,000 shares, from 50,000 shares to 400,000 shares in the aggregate. Each of these share amounts in this paragraph reflect the proportionate adjustment of the Plan share reserve effected pursuant to the anti-dilution provisions of the Plan in connection with the Reverse Stock Split (as defined in the Reoffer Prospectus) effective May 18, 2026. A prior Registration Statement on Form S-8 (File No. 333-288553) was filed by the Registrant on July 7, 2025, registering the original 50,000 shares authorized under the Plan. This Registration Statement covers only the additional 350,000 shares authorized pursuant to the May 6, 2026 amendment.

Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution, adjustment, and similar provisions of the Plan in order to prevent dilution resulting from stock splits, stock dividends, recapitalizations, or other similar transactions.

This Registration Statement also includes, pursuant to General Instruction C of Form S-8, a reoffer prospectus (the “Reoffer Prospectus”) prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). The Reoffer Prospectus may be utilized for reoffers and resales by certain officers and directors of the Registrant who are named therein as “Selling Stockholders,” and who may be deemed to be “affiliates” of the Registrant within the meaning of Rule 405 under the Securities Act, on a continuous or delayed basis in the future. The shares of Common Stock subject to the Reoffer Prospectus constitute “control securities” within the meaning of Form S-8 that have been or will be acquired by the Selling Stockholders pursuant to the Plan.

The Reoffer Prospectus does not contain all of the information included in this Registration Statement, certain items of which are contained in schedules and exhibits to this Registration Statement as permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC” or the “Commission”). Statements contained in the Reoffer Prospectus as to the contents of any agreement, instrument or other document referred to herein are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to this Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

Pursuant to Rule 424(b) under the Securities Act, the Registrant may supplement the Reoffer Prospectus from time to time with the names of additional Selling Stockholders and/or amounts of shares of Common Stock, if any, to be reoffered or resold by such Selling Stockholders as that information becomes known.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of the Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 of Part I is included in documents that will be delivered to participants in the plans covered by this registration statement pursuant to Rule 428(b) of the Securities Act.

REOFFER PROSPECTUS

RELIANCE GLOBAL GROUP, INC.

252,654 SHARES OF COMMON STOCK

(par value $0.086 per share)

This reoffer prospectus (this “Reoffer Prospectus”) relates to the offer and sale, from time to time, by the selling stockholders named herein (the “Selling Stockholders”), or their permitted transferees, of up to 252,654 shares of common stock, par value $0.086 per share (the “Common Stock”), of Reliance Global Group, Inc., a Florida corporation (the “Company”), issued or issuable to the Selling Stockholders pursuant to grants, awards, or other rights under the Reliance Global Group, Inc. 2025 Equity Incentive Plan (the “Plan”). We are not offering any of the shares of Common Stock pursuant to this Reoffer Prospectus and will not receive any proceeds from the sale of the Common Stock offered by the Selling Stockholders hereunder. See “Use of Proceeds.”

The Selling Stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser), or through broker-dealers or agents. The Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. We do not know when or in what amount the Selling Stockholders may offer shares for sale. The Selling Stockholders may sell any, all, or none of the shares offered by this Reoffer Prospectus. See “Plan of Distribution” for more information about how the Selling Stockholders may sell or dispose of the shares of Common Stock covered by this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

The Selling Stockholders are “affiliates” of the Company as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). The shares of Common Stock issued or issuable to the Selling Stockholders under the Plan are “control securities” under the Securities Act prior to their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the Common Stock under the Securities Act to allow for future sales by the Selling Stockholders on a continuous or delayed basis to the public without restriction, provided that the amount of shares to be offered or resold by each Selling Stockholder, or other persons with whom such Selling Stockholder is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the trading symbol “EZRA.” On June 26, 2026, the last reported sale price of our Common Stock as reported on Nasdaq was $3.43 per share.

We may add, update, or change information contained in this Reoffer Prospectus from time to time by incorporating by reference any document or by filing a prospectus supplement as required. You should read this entire Reoffer Prospectus together with the documents we incorporate by reference and any applicable prospectus supplement carefully before making your investment decision.

The Selling Stockholders and any participating brokers, dealers, or agents may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any profit on the sale of shares by such Selling Stockholders and any commissions or discounts received by such brokers, dealers, or agents may be deemed to be underwriting compensation under the Securities Act.

Investing in our Common Stock involves a high degree of risk. Please carefully read the section entitled “Risk Factors” on page 4 of this Reoffer Prospectus and the risk factors incorporated by reference herein before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

i

Reoffer Prospectus dated June 29, 2026

ii

ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus is part of a registration statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC” or the “Commission”). The Selling Stockholders named in this Reoffer Prospectus may, from time to time, sell the securities described herein in one or more offerings. This Reoffer Prospectus includes important information about us, our Common Stock, the shares being offered by the Selling Stockholders, and other information you should know before investing.

Any document incorporated by reference in this Reoffer Prospectus and any prospectus supplement may also add, update, or change information in this Reoffer Prospectus. If there is any inconsistency between information contained or incorporated by reference in this Reoffer Prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This Reoffer Prospectus does not contain all of the information provided in the Registration Statement filed with the SEC. You should read this Reoffer Prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this Reoffer Prospectus and any applicable prospectus supplement. We have not, and the Selling Stockholders have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this Reoffer Prospectus, any applicable prospectus supplement, or any free writing prospectus that we or the Selling Stockholders may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

The information contained in this Reoffer Prospectus, any document incorporated by reference herein, and any applicable prospectus supplement is accurate only as of the respective dates thereof, regardless of the time of delivery of this Reoffer Prospectus or the sale of any securities offered hereby. Our business, financial condition, results of operations, and prospects may have changed since those dates.

This Reoffer Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described herein. The securities offered by this Reoffer Prospectus are being offered only in jurisdictions where the offer is permitted.

Unless otherwise stated or the context otherwise requires, all references in this Reoffer Prospectus to the “Company,” “we,” “us,” “our,” or “Reliance” refer to Reliance Global Group, Inc., together with its consolidated subsidiaries.

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus contains, and documents incorporated by reference herein may contain, forward-looking statements within the meaning of applicable federal securities laws. Because this Reoffer Prospectus is part of a registration statement relating to an offering of securities, the statutory safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act do not apply to forward-looking statements made herein. All statements other than statements of historical facts contained in this Reoffer Prospectus are forward-looking statements, including, without limitation, statements regarding our future results of operations and financial position, our business strategy, plans, and objectives for future operations, our expectations regarding growth prospects, the anticipated impact of acquisitions, and other matters. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” and similar expressions or the negative of these terms.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. These forward-looking statements are subject to known and unknown risks, uncertainties, and assumptions, including the risks described in the “Risk Factors” section and the documents incorporated by reference herein, that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Any forward-looking statement made by us in this Reoffer Prospectus speaks only as of the date hereof. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by applicable law.

2

COMPANY OVERVIEW

Reliance Global Group, Inc. is a technology-driven insurance holding company incorporated in the State of Florida and listed on the Nasdaq Capital Market under the trading symbol “EZRA.” Prior to January 26, 2026, the Company’s common stock traded on the Nasdaq Capital Market under the symbol “RELI.” The Company’s principal executive offices are located at 300 Blvd. of the Americas, Suite 105, Lakewood, New Jersey 08701, and the Company’s telephone number is (732) 380-4600.

The Company operates two primary business segments: (i) an Insurance Segment, consisting of its InsurTech platform RELI Exchange and its insurance brokerage operations; and (ii) a Strategic Ventures Segment, conducted through EZRA International Group and its Scale51 operating model, which pursues controlling and majority equity positions in high-growth technology and life sciences companies. Scale51 targets sectors that include artificial intelligence, cybersecurity, financial technology, medtech and digital health. The Company’s initial Scale51 investment is in Enquantum Ltd., an Israeli post-quantum cybersecurity company in which the Company holds an approximately 34% equity stake with a structured pathway to acquire up to 51% fully diluted control. The Company also recently launched LifeSci Global Group, its life sciences investment vehicle, and in April 2026 committed approximately $2.0 million to Innervate Radiopharmaceuticals LLC, an early-stage radiopharmaceutical company. The Company’s strategy is to leverage its stable insurance operating platform to fund disciplined capital deployment into breakthrough technology and life sciences businesses.

For a more complete description of our business, financial condition, results of operations, and risk factors, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (as amended on Form 10-K/A filed on March 26, 2026) and our other periodic reports incorporated by reference herein.

As of June 29, 2026, the Company’s authorized capital stock consists of 50,000,000 shares of Common Stock, par value $0.086 per share, and 750,000,000 shares of preferred stock, par value $0.086 per share, pursuant to a Certificate of Amendment to the Company’s Articles of Incorporation filed with the Florida Department of State on May 12, 2026, effective in connection with the Reverse Stock Split. The description of the Company’s capital stock incorporated herein by reference to Exhibit 4.4 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 reflects the Company’s capital structure prior to the Reverse Stock Split. Investors should refer to the Company’s Current Report on Form 8-K filed on May 14, 2026 for a description of the Reverse Stock Split and its effects on the Company’s authorized and issued capital. As of May 18, 2026, the Common Stock trades on the Nasdaq Capital Market under the symbol “EZRA” and CUSIP number 75946W504. Prior to January 26, 2026, the Common Stock traded under the symbol “RELI.”

3

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (as amended on Form 10-K/A filed on March 26, 2026), our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed on May 7, 2026, and other documents we file with the SEC that are incorporated by reference into this Reoffer Prospectus, as such risk factors may be amended, supplemented, or superseded from time to time by our subsequent periodic reports and other filings. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

The risks described in the documents incorporated by reference herein are not the only risks we face. Additional risks and uncertainties not currently known to us, or that we currently deem immaterial, may also materially and adversely affect our business, financial condition, and results of operations. If any of these risks occur, our business, financial condition, and results of operations could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you could lose all or part of your investment.

4

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus. To the extent the Company grants stock options to any Selling Stockholder under the Plan and such options are exercised for cash, we may receive the exercise price of shares of Common Stock issued upon such exercise. We would expect to use any such proceeds, if received, for general working capital and corporate purposes. We have agreed to pay the expenses of registration of the shares covered by this Reoffer Prospectus.

5

SELLING STOCKHOLDERS

The following table sets forth information with respect to the Selling Stockholders, including (i) the number and percentage of shares of Common Stock beneficially owned by each Selling Stockholder as of June 29, 2026 (the “Date of Table”), (ii) the maximum number of shares of Common Stock to be sold by each Selling Stockholder pursuant to this Reoffer Prospectus, and (iii) the number and percentage of shares of Common Stock that each Selling Stockholder will beneficially own immediately following the completion of this offering, assuming all shares offered hereby are sold. Information relating to beneficial ownership of Common Stock is based upon information furnished by each person using the “beneficial ownership” concepts set forth in rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Selling Stockholders are directors and executive officers of the Company who are deemed to be “affiliates” of the Company within the meaning of Rule 405 under the Securities Act. The shares of Common Stock listed below have been acquired, or will be acquired, by the Selling Stockholders pursuant to grants, awards, or other rights under the Plan. All of the shares listed below constitute “control securities” under the Securities Act.

The Company may supplement this Reoffer Prospectus from time to time as required by the rules of the SEC to include certain information concerning the security ownership of any new Selling Stockholders, the number of shares of Common Stock offered for resale, and the position, office, or other material relationship that a Selling Stockholder has had within the past three years with the Company or any of its predecessors or affiliates.

Name and Position	Shares Beneficially Owned Prior to Offering (#)	Shares Beneficially Owned Prior to Offering (%)(1)	Shares Being Offered (#)		Shares Beneficially Owned After Offering (#)(2)	Shares Beneficially Owned After Offering (%)(2)
Ezra Beyman (Chairman and CEO)	16,494	2.0%	151,575	(3)	16,494	1.7%
Joel Markovits (CFO)	3	*	23,039	(3)	3	*
Yaakov Beyman Officer)	3,987	*	20,113	(3)	3,987	*
Mordy Beyman (Officer)	-	*	7,314	(3)	-	*
Judah Korman (COO)	-	*	21,941	(3)	-	*
Scott Korman (Director)	3,259	*	7,168	(4)	3,259	*
Alex Blumenfrucht (Director)	1,674	*	7,168	(3)	1,674	*
Ben Fruchtzweig (Director)	2,168	*	7,168	(3)	2,168	*
Sheldon Brickman (Director)	2,875	*	7,168	(3)	2,875	*

* Less than 1%.

(1) Based on 820,948 shares issued and outstanding as of June 29, 2026.

(2) Pursuant to Rule 144(e) under the Securities Act, the amount of shares that may be sold by any Selling Stockholder, or other persons with whom such Selling Stockholder is acting in concert for the purpose of selling shares, may not exceed, during any three-month period, the greater of: (i) one percent (1%) of the shares of Common Stock then outstanding as shown by the most recent report or statement published by the Company; or (ii) the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale. No Selling Stockholder is required to sell any of their shares.

(3) Represents Restricted Stock Units granted to the Selling Stockholder pursuant to the 2025 Plan. Each such grant vests in equal semi-monthly installments over three months beginning on July 1, 2026.

(4) Represents Restricted Stock Units granted to the Selling Stockholder pursuant to the 2025 Plan. Each such grant vests in full on July 1, 2026.

None of the Selling Stockholders has held any position or office, or had any other material relationship, with us or any of our predecessors or affiliates within the past three years, other than as described in documents incorporated by reference herein, or as otherwise set forth in this Reoffer Prospectus, except for the relationships arising from their positions as executive officers or directors of the Company or its subsidiaries.

6

PLAN OF DISTRIBUTION

In this section of the Reoffer Prospectus, the term “Selling Stockholder” means and includes: (i) each of the persons identified in the table above as the Selling Stockholders; and (ii) the donees, pledgees, assignees, transferees, and other successors in interest of any such person who receive shares of Common Stock as a gift, partnership distribution, or other non-sale-related transfer after the date of this Reoffer Prospectus.

We are registering the shares of Common Stock covered by this Reoffer Prospectus to permit the Selling Stockholders to sell the shares from time to time in the public market or in privately negotiated transactions. We will not receive any of the proceeds from the sale of shares by the Selling Stockholders. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each of their sales.

The Selling Stockholders and their successors may sell all or a portion of the shares of Common Stock covered by this Reoffer Prospectus from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices, or at negotiated prices, through any of the following methods, without limitation:

●	transactions on the Nasdaq Capital Market or any other organized market where the shares may be traded;
●	ordinary brokers’ transactions, including transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account;
●	an exchange distribution in accordance with the rules of the applicable exchange or trading system;
●	privately negotiated transactions;
●	broker-dealers that agree with the Selling Stockholders to sell a specified number of shares at a stipulated price per share;
●	a combination of any such methods of distribution; and
●	any other method permitted by applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, or pursuant to any other available exemption from the registration requirements of the Securities Act rather than under this Reoffer Prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effect such transactions by selling shares to or through underwriters, broker-dealers, or agents, such underwriters, broker-dealers, or agents may receive commissions in the form of discounts, concessions, or commissions from the Selling Stockholders or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions, or commissions as to particular underwriters, broker-dealers, or agents may be in excess of those customary in the types of transactions involved). In connection with sales of shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of shares, short and deliver shares to close out such short positions, or loan or pledge shares to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the shares of Common Stock owned by them, and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this Reoffer Prospectus or any amendment thereto, under Rule 144 or any other applicable exemption from the registration requirements of the Securities Act.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares of Common Stock may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between any of the Selling Stockholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares of Common Stock covered by this Reoffer Prospectus.

To comply with the securities laws of certain jurisdictions, if applicable, the shares of Common Stock covered by this Reoffer Prospectus must be offered and sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the shares of Common Stock may not be offered and sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

We have agreed to bear all expenses in connection with the registration of the shares of Common Stock being offered and sold by the Selling Stockholders pursuant to this Reoffer Prospectus, other than any commissions or discounts of underwriters, broker-dealers, or agents.

There can be no assurance that the Selling Stockholders will sell all or any of the shares of Common Stock offered by this Reoffer Prospectus.

7

LEGAL MATTERS

The validity of the shares of Common Stock covered by this Reoffer Prospectus has been passed upon by Zarif Law Group P.C., Asbury Park, New Jersey. A copy of such legal opinion is filed as Exhibit 5.1 to the Registration Statement of which this Reoffer Prospectus forms a part.

EXPERTS

The consolidated financial statements of Reliance Global Group, Inc. for the fiscal years ended December 31, 2025 and December 31, 2024 incorporated by reference in this Reoffer Prospectus have been audited by Urish Popeck & Co., LLC, independent registered public accounting firm, as indicated in their reports, and have been incorporated by reference herein in reliance upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual reports, quarterly reports, current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You may also access our filings on our investor relations website at www.relianceglobalgroup.com; however, information on or accessible through our website is not part of, and is not incorporated by reference into, this Reoffer Prospectus.

This Reoffer Prospectus does not contain all of the information set forth in the Registration Statement of which this Reoffer Prospectus forms a part, including its exhibits and schedules. You should review the complete Registration Statement for additional information. The Registration Statement and all amendments and supplements to the Registration Statement are available on the SEC’s website at www.sec.gov.

8

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to documents filed with the SEC. The information incorporated by reference is considered to be a part of this Reoffer Prospectus and information we file later with the SEC will automatically update and supersede the information in this Reoffer Prospectus. We incorporate by reference the following documents previously filed with the SEC:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as amended on Form 10-K/A filed on March 26, 2026;

2.	Our Definitive Proxy Statement on Schedule 14A filed on March 23, 2026, and additional definitive proxy soliciting materials filed on May 4, 2026;

3.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed on May 7, 2026;

4.	Our Current Reports on Form 8-K filed with the SEC on January 21, 2026, February 3, 2026, February 9, 2026, February 10, 2026, February 25, 2026, March 2, 2026, March 17, 2026, March 27, 2026, May 4, 2026, May 7, 2026, May 14, 2026, June 3, 2026, and June 25, 2026, excluding any information furnished in such reports under Item 2.02, Item 7.01, or Item 9.01; and

5.	The description of our capital stock incorporated herein by reference to Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as amended by our Current Report on Form 8-K filed with the SEC on May 14, 2026.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than any portions of such documents or reports that are deemed to have been furnished and not filed in accordance with the rules of the SEC) after the date of this Reoffer Prospectus until all of the securities offered under this Reoffer Prospectus are sold or this offering is otherwise terminated will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Reoffer Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in any other document that also is or is deemed to be incorporated by reference herein or in any subsequently filed document that is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

You may request, and we will provide, a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by contacting us at: Reliance Global Group, Inc., 300 Blvd. of the Americas, Suite 105, Lakewood, New Jersey 08701, Attention: Investor Relations, Telephone: (732) 380-4600.

9

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The information required by this Item 3 is contained in the section entitled ‘Incorporation of Documents by Reference’ in the Reoffer Prospectus forming a part of this Registration Statement, which information is incorporated herein by reference.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Florida Business Corporation Act (the “FBCA”) provides that a corporation may indemnify a director or officer against liability if the director or officer acted in good faith, the director or officer acted in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and in the case of any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director or an officer except for expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, where such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

The FBCA provides that a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding.

A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by a director or an officer if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced if such director or officer is not entitled to indemnification.

Our articles of incorporation, as amended, and bylaws provide that we have the power to indemnify our directors, officers, employees and agents to the full extent permitted by the FBCA if in the judgment of the entire board of directors (excluding from such majority any director under consideration for indemnification), the criteria set forth in Sec. 607.0851(1) or (2) of the FBCA have been met.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the FBCA.

If the FBCA is amended to expand further the indemnification permitted to indemnitees, then we shall indemnify such persons to the fullest extent permitted by the FBCA, as so amended.

Our obligation to provide indemnification under our bylaws, shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by us or any other person.

Our bylaws, are deemed to be a contract between us and each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that person is or was, or has agreed to become, a director or officer of ours, or is or was serving, or has agreed to serve, at our request, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, at any time while this by-law is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

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The indemnification provision of our bylaws does not affect directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered herewith, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.1

Exhibit No.	Description
5.1*	Opinion of Zarif Law Group P.C.
23.1*	Consent of Urish Popeck & Co., LLC.
23.2*	Consent of Zarif Law Group P.C. (included on Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page).
99.1*	Reliance Global Group, Inc. 2025 Equity Incentive Plan, as amended.
107*	Filing Fees Exhibit

* Filed herewith

Item 9. Undertakings.

A.	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

1 To be updated.

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, New Jersey, on June 29, 2026.

RELIANCE GLOBAL GROUP, INC.

By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ezra Beyman and Joel Markovits, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Position	Date

/s/ Ezra Beyman	Chief Executive Officer and Executive Chairman and Director
Ezra Beyman	(Principal Executive Officer)	June 29, 2026

/s/ Joel Markovits	Chief Financial Officer
Joel Markovits	(Principal Financial and Accounting Officer)	June 29, 2026

/s/ Alex Blumenfrucht	Director
Alex Blumenfrucht		June 29, 2026

/s/ Sheldon Brickman	Director
Sheldon Brickman		June 29, 2026

/s/ Ben Fruchtzweig	Director	June 29, 2026
Ben Fruchtzweig

/s/ Scott Korman	Director	June 29, 2026
Scott Korman

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